UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2025

AB PRIVATE LENDING FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01744	93-6555027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 Colorado Street, Suite 1500
Austin, Texas 78701
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (512)
721-2900

Check the appropriate box below if the Form
8-K
is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure.
December 2025 Special Distributions
On
December 30, 2025 AB Private Lending Fund (the “
Fund
”) declared special distributions (the “
Special Distributions
”) for each class of its common shares of beneficial interest (the “
Shares
”) in the amounts per share set forth below:

	Gross Distributions		Shareholder Servicing and/or Distribution Fee		Net Distributions
Class I shares		$0.02		$0.00		$0.02
Class S shares	$	N/A	$	N/A	$	N/A
Class D shares	$	N/A	$	N/A	$	N/A
The Special Distributions for each class of Shares are payable to shareholders of record as of the close of business on December 31, 2025 and will be paid on or about January 30, 2026. Accordingly, when coupled with the Fund’s previously announced regular distribution declared on December 18, 2025 and reported on Form
8-K
on the same date, shareholders of record as of the close of business on December 31, 2025 (the “
December Distribution
”) will receive an aggregate $0.20 per Class I share in gross distributions and net distributions, payable on or about January 30, 2026, in respect of the December Distribution and Special Distributions.
The Special Distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2025	AB PRIVATE LENDING FUND

	By:	/s/ Leon Hirth
Leon Hirth
Secretary